UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2012

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

In connection with AG Mortgage Investment Trust, Inc.’s (the “Company”) plans to make a public offering of preferred stock, the Company today announced preliminary estimates of certain financial data for the second quarter ended June 30, 2012.

Management has made preliminary estimates of the Company’s net income per share, net realized gain, gain on linked transactions, net, net interest income on linked transactions, unrealized loss on derivative instruments, net and unrealized gain on real estate securities for the quarter ended June 30, 2012 and the Company’s book value per share and leverage ratios as of June 30, 2012. The preliminary estimates are subject to revision as the Company prepares its interim financial statements, including all disclosures required by accounting principles generally accepted in the United States, or U.S. GAAP, as of and for the quarter ended June 30, 2012. Factors that could cause final financial results to differ from the preliminary estimates include, but are not limited to: (i) additional adjustments in the calculation of financial results for, or book value as of, the quarter-end date, (ii) discovery of new information that alters expectations about second quarter results or impacts valuation methodologies underlying these results, (iii) errors in the assessment of portfolio value, and (iv) accounting changes required by U.S. GAAP.

The Company estimates that, when finally determined, for the quarter ended June 30, 2012 GAAP net income will be in the range of $2.80 to $2.85 per share. GAAP net income for the quarter ended June 30, 2012 included approximately $0.45 to $0.50 per share of net realized gains and an aggregate of approximately $1.48 to $1.52 per share of unrealized gain/loss on the securities underlying linked transactions, unrealized gain/loss on derivative instruments, net and unrealized gain/loss on real estate securities.

The Company estimates that, when finally determined, book value per share as of June 30, 2012 will be in the range of $21.75 to $21.80 and that its GAAP leverage ratio as of June 30, 2012 will be in the range of 6.0x to 6.2x. The book value per share estimate is after giving effect to the $0.70 per share quarterly dividend described below. The Company also estimates its leverage ratio (inclusive of repurchase agreements accounted for as a component of linked transactions) as of June 30, 2012 will be in the range of 6.7x to 6.9x and that the fair value of its portfolio as of June 30, 2012 was approximately $2.4 billion.

On June 7, 2012, the Company’s board of directors authorized the distribution of a dividend to its common stockholders of $0.70 per share for the second quarter of 2012 that will be paid on July 27, 2012 to its common stockholders of record as of June 29, 2012.

The Company projects that yields and net interest spreads on Agency and Non-Agency RMBS that are currently available for investment are generally lower than what the Company has historically realized in its portfolio. Consequently, the Company may not be able to deploy the proceeds from the preferred stock offering in target assets that result in yields and net interest spreads that are as favorable as those in its existing portfolio.

This Form 8-K includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to the use of proceeds from the proposed preferred stock offering and yields and net interest spreads on Agency and Non-Agency RMBS and the Company’s preliminary estimates of certain financial data for the second quarter ended June 30, 2012. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company’s assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which has been filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ Allan Krinsman
Name: Allan Krinsman
Title: General Counsel